Exhibit (14)(a)

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Combined Proxy Statement/Prospectus (Form N-14) and the Armada Funds Prospectuses dated October 1, 2002 and "Independent Auditors" in the Statement of Additional Information dated May 5, 2003 and to the use of our report dated July 25, 2003, included in the Armada Funds 2003 Annual Report to shareholders, incorporated by reference into this Combined Proxy Statement/Prospectus (Form N-14) of Armada GNMA Fund.



Philadelphia, Pennsylvania
August 8, 2003